Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Kevin R. Sayer, President and Chief Executive Officer of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i) the annual report on Form 10-K for the year ended December 31, 2024 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2025

/s/ KEVIN R. SAYER
Kevin R. Sayer
Chairman of the Board of Directors, President and
Chief Executive Officer
(Principal Executive Officer)